Series 2
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposal:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

-------------------------------- --------------- -------------- ---------------
         TRUSTEE                       FOR          WITHHELD     PERCENTAGE FOR
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
JOHN J. BRENNAN                  5,926,100,285     106,812,755          98.2%
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
CHARLES D. ELLIS                 5,923,994,729     108,918,311          98.2
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
RAJIV L. GUPTA                   5,914,398,091     118,514,950          98.0
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
JOANN HEFFERNAN HEISEN           5,924,536,911     108,376,130          98.2
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
BURTON G. MALKIEL                5,909,776,794     123,136,247          98.0
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
ALFRED M. RANKIN, JR.            5,928,736,052     104,176,988          98.3
-------------------------------- --------------- -------------- ---------------
-------------------------------- --------------- -------------- ---------------
J. LAWRENCE WILSON               5,916,733,430     116,179,610          98.1
-------------------------------- --------------- -------------- ---------------
*Results are for all funds within the same trust.

NOTE: Vote tabulations are rounded to the nearest whole number.